EXHIBIT 11
                                              BellSouth Corporation
                                        Computation of Earnings Per Share

                                 For the Three Month Periods Ended
                                             March 31,
                                      1999                1998
Basic Earnings Per Common Share:

Net Income                         $   615             $   892

Weighted Average Shares
Outstanding                          1,932               1,983


Earnings Per Common Share          $   .32             $   .45




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                                           EXHIBIT 11
                                          BellSouth Corporation
                              Computation of Earnings Per Share (continued)

                                 For the Three Month Periods Ended
                                             March 31,
                                      1999                1998
Diluted Earnings Per Common Share:

Net Income                         $   615             $   892

Weighted Average Shares
Outstanding                          1,932               1,983

Incremental shares from
assumed exercise of
stock options and payment of
performance share awards                19                  10

Total Shares                         1,951               1,993

Earnings Per Common Share          $   .32             $   .45